EXHIBIT 99.1
FOR IMMEDIATE RELEASE                 CONTACT:  Tammy Nystuen
                                                Select Comfort Corporation
                                                (763) 551-7496
                                                tamara.nystuen@selectcomfort.com



                        SELECT COMFORT ANNOUNCES RESULTS
                        OF ANNUAL MEETING OF SHAREHOLDERS

MINNEAPOLIS - (May 11, 2005) - Select Comfort Corporation (Nasdaq:SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, announced results of its annual meeting of shareholders, held today at the company's corporate headquarters.

        In his presentation, Select Comfort chairman and chief executive officer Bill McLaughlin, said, "2004 marked yet another year of market growth and expansion for Select Comfort, with 2005 off to an even stronger start - marking the company's fourth consecutive year of double-digit revenue and earnings growth."

        In addition to these double-digit growth rates, McLaughlin said he is particularly pleased that the company is so well-positioned for long-term, sustainable growth. "We have a differentiated product, an advantaged business model, proven growth programs, demonstrated leadership across all levels and positive consumer trends on which to grow," McLaughlin said. "When you combine that with some of the highest customer loyalty scores in the industry today, you've got a winning combination."

        In the formal business portion of the meeting, shareholders elected Christopher P. Kirchen, Brenda J. Lauderback, Michael A. Peel and Jean-Michel Valette to new three-year terms on the board of directors. In addition, shareholders approved amendments to Select Comfort's employee stock plan and ratified the appointment of KPMG LLP as independent auditors for the current fiscal year.

        Select Comfort expects to provide a second quarter update on Wednesday, June 15, with full-quarter results expected on Tuesday, July 26.

ABOUT SELECT COMFORT
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of

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adjustable-firmness mattresses featuring air-chamber technology, branded the
Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 365 retail stores located nationwide, through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; the outcome of pending litigation, including consumer class action litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; and increasing government regulations, including new flammability standards for the bedding industry. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)     TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 24, 2004




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